INVESTOR PRESENTATION November 2017 Exhibit 99.1

Forward-looking Statements and Disclaimers The information in this presentation is summary in nature and may not contain all information that is important to you. The Recipient acknowledges and agrees that (i) no representation or warranty regarding the material contained in this presentation is made by YRC Worldwide Inc. (the “Company” or “we”) or any of its affiliates and (ii) that the Company and its affiliates have no obligation to update or supplement this presentation or otherwise provide additional information. This presentation is for discussion and reference purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or other property. This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or future performance of the Company and include statements about the Company’s expectations or forecasts for future periods and events. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. We disclaim any obligation to update those statements, except as applicable law may require us to do so, and we caution you not to rely unduly on them. We have based those forward-looking statements on our current expectations and assumptions about future events, and while our management considers those expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those we discuss in the “Risk Factors” section of our Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission. This presentation includes the presentation of Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results. Therefore, this measure should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. We believe our presentation of Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our term loan credit agreement as this measure is calculated as prescribed therein and serves as a driving component of our key financial covenants. You should be aware that this presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of this measure to the most comparable measures presented in accordance with generally accepted accounting principles has been included in this presentation. Product names, logos, brands, and other trademarks featured or referred to are the property of their respective trademark holders. These trademark holders are not affiliated with YRC Worldwide Inc. They do not sponsor or endorse our materials.

From the time we began traveling the roads more than 90 years ago, we have used a combination of extraordinary service, technology and good old fashioned hard work to evolve into the company we are today — one of the largest less-than-truckload (LTL) carriers in North America with ~32,000 employees, driving more than 930 million miles a year and generating $4.7 billion in annual revenue THERE ARE FREIGHT COMPANIES AND THEN THERE’S YRCW

YRCW provides services under a portfolio of four operating companies Collectively, we have approximately 20 - 25% of the public carrier market by tonnage. We provide the broadest coverage and more service capability throughout North America than any competitor. To put it simply, customers tell us where they want their freight to go and when it needs to be there, and we take it there; we carry the economy

North American Coverage YRC Freight serves manufacturing, wholesale, retail and government customers throughout North America. When customers need longer-haul LTL shipping solutions, YRC Freight is the expert For next-day and time-sensitive services, we have three distinct regional carriers: Holland, Reddaway and New Penn. All three brands are well established in their respective regions

The company you keep says a lot about you. And we work with some very good companies. We’re fortunate to have stable, long-standing relationships with some of the greatest companies in the world, from large Fortune 500 companies to small, privately-held businesses

We delivered, and our customers noticed

YRC Freight

- Walmart 2016 LTL Carrier of the Year
- NASSTRAC 2016 LTL Carrier of the Year
- JB Hunt 2015 National LTL Carrier of the Year
- Inbound Logistics 2015 top 100 Trucker
- Unishippers 2015 LTL Carrier of the Year
- ScoopMonkey's Top 100 Best Carriers
- Commercial Carrier Journal's Top 250 Carriers
- Transport Topics Top 100 Carriers

Holland

- Logistics Management Quest for Quality award winner – 31 times
- Regional Carrier of the year – Walmart, Unishippers, Avery Dennison, Echo Group Logistics, Worldwide Express
- LTL Carrier of the Year – Parker Hannifin, BASF, Transplace, Ravago
- GlobalTranz Midwest Regional Carrier of the Year
- Toyota North American Parts LTL Logistics Partner of the Year
- Haworth Carrier of the Year

New Penn

- Logistics Management Quest for Quality award winner – 30 times
- Regional Carrier of the year – Unishippers, Avery Dennison, Echo Group Logistics
- LTL Carrier of the Year – Parker Hannifin, BASF
- Toyota North American Parts LTL Logistics Partner of the Year
- Haworth Carrier of the Year

Reddaway

- Logistics Management Quest for Quality award winner – 22 times
- Worldwide Express – 2015 Western Regional Carrier of the Year
- Unishippers Global Logistics – 2015 Regional LTL Partner of the Year
- Toyota North American Parts – 2015 & 2014 LTL Provider of the Year
- Echo Global Logistics 2015 Platinum Award & 2014 Carrier of the Year
- GlobalTranz Carrier of the Year 2015, 2014, 2013, 2011 Western Region

YRC Worldwide

7

Highly Experienced Senior Management With More Than 150 Years of Operating Experience James Welch Chief Executive Officer, YRCW Stephanie Fisher Chief Financial Officer, YRCW Jim Fry Vice President, General Counsel & Corporate Secretary, YRCW More than 37 years of industry experience and a 34-year veteran of the Company Returned to the Company in 2011 to become CEO More than 21 years of industry experience Prior to YRCW, served as Executive Vice President, General Counsel, and Secretary for Swift Transportation Company Justin Hall Chief Customer Officer, YRCW Responsible for designing and deploying technology, logistics and innovative transportation solutions to enhance the customer experience and create growth opportunities Former President of Logistics Planning Services More than 16 years of experience in accounting, financial analysis and corporate compliance 13-year veteran of the Company; prior to being named CFO, was Vice President and Controller

Darren Hawkins President, YRC Freight Scott Ware President, Holland Howard Moshier President, New Penn TJ O’Connor President, Reddaway More than 25 years of industry experience Prior to being named President of YRC Freight, was Senior Vice President of Sales for the Company More than 31 years of industry experience Prior to being named President of Holland, was Vice President of Operations and Linehaul for the Company More than 28 years of industry experience Prior to being named President of New Penn, was the Senior Vice President of Operations for YRC Freight More than 35 years of industry experience Prior to being named President of Reddaway in 2007, served as President and CEO of USF Bestway Highly Experienced Senior Management With More Than 150 Years of Operating Experience

Term Loan ABL Term A Capital Leases ABL Term B Contribution Deferral Agreement (CDA) Notes Series A Notes Series B Notes 6% Convertible Senior Notes Capital Leases New Term Loan CDA Notes $1,361.3M $962.4M Pre-Refinancing - 12/31/13 As of 9/30/17 5% Convertible Notes 5% Convertible Notes Series B Notes Series A Notes Post-Refinancing - 3/31/14 Capital Leases 12.0% (a) New Term Loan 10.1% CDA Notes 7.5% (a) $1,221.0M Simplified Capital Structure Since 2013 debt obligations reduced by $398.8 million and cash interest payments reduced by ~$40 million per year 9 3 6 Number of Debt Facilities (a) Average effective interest rate as of September 30, 2017

Leverage Ratio Growing into capital structure Continue to de-risk the balance sheet Funded Debt to Adjusted EBITDA ratio down 5.0 turns YRCW Adjusted EBITDA Funded Debt / Adjusted EBITDA Millions Note: Funded debt balances based on par value

No Near-Term Maturities Significant extension of debt maturities provides runway to continue operational transformation July Term Loan(a) March IBT (MOU) December CDA If the Company’s Contribution Deferral Agreement (CDA) notes are not extended to at least late October 2022, the term loan maturity will be reset to within 60 days before the CDA’s scheduled maturity Option to extend maturity from February 13, 2019 to June 28, 2021, subject to refinancing, replacement or extension of the credit agreement governing the term loan facility to or beyond June 28, 2021 June ABL(b) November 2017 Focused on Operational Execution Runway 4.7 years

Opportunity for OR Improvement & Further Deleveraging Note: The peer group’s LTM 3Q17 Operating Ratio includes ODFL, SAIA LTL, ABFS, FDXF and XPO LTL. Improvement Opportunity Assuming current market performance of an OR of approximately 91, the long-term goals are: YRC Freight 96 – 97 YRC Regional approximately 95

Plan to Achieve Operating Ratio Goals All Contribute to Achieving Goals Improving Productivity Dock supervisor tablets Utilizing Sysnet software to reduce linehaul miles Volume and Yield Growth Economic growth Continued market price rationalization Delivering Award Winning Service and Partnering with Our Customers YRC Freight’s Change of Operations to transition eight terminals to regional distribution centers and implement use of utility employees Enhancing Employee Engagement Union employees profit sharing bonus opportunity based on achieving OR metrics MOU in place through March 2019 Continue investing in technology and revenue equipment Optym linehaul route optimization software Quintiq pickup and delivery route optimization software Focusing on safety In-cab safety technology SMITH system training, peer safety trainers and the expansion of driving schools

Reinvesting in the Business After several years of curtailing investment in the business, capital spending has resumed Fleet replenishment through operating leases beginning in 2013 Increased leasing activity due to greater financing options resulting from the Company’s improved financial condition Acquired 86 dimensioners since 2014. Dimensioning technology is used to better cost, price and plan freight loading and flow For the LTM 3Q17, the CapEx Equivalent (CapEx plus the Capital Value of Leases) was 3.4% of revenue Since the beginning of 2015, the Company has taken delivery of more than 2,300 new tractors and 4,900 new trailers Millions

Reinvesting in the Business – Technology & Other CapEx 4x increase in technology investment from 2013 to 2016 Recent Technology & Other CapEx investments include Dimensioners(a) Mobileye and Lytx in-cab safety technology(a) Pickup and delivery handheld units Upgraded forklift technology PROS yield management technology Dock supervisor tablets KRONOS time and attendance system Dimensional freight quote based shipping solution Sysnet linehaul optimization technology As we move forward, we expect to continue reinvesting at a similar level including Optym linehaul load plan creation and network optimization Quintiq pick-up and delivery software (a) Included in Other CapEx

1 3 2 4 Financial and Operational Update 3Q 2017 Financial Results Operating revenue increased by 2.4% to $1.251 billion compared to 3Q 2016 Adjusted EBITDA of $81.4 million compared to $85.5 million reported a year ago Term Loan Extension Completed in July Term loan extended from February 2019 to July 2022 Reduced outstanding principal to $600 million Increased annual principal amortization from 1% to 3% Increased interest rate from LIBOR + 750 basis points to LIBOR + 850 basis points If the CDA notes are not extended to at least late October 2022, the term loan maturity will be reset to within 60 days before the CDA’s scheduled maturity Upgraded Credit Rating Outlook Moody’s upgraded outlook from Stable to Positive in July Change of Operations at YRC Freight Transitioning eight terminals to distribution centers to serve as quick sort operations Implementing the use of utility employees that will be able to perform multiple job functions This significant structural upgrade to the network will add approximately 14% capacity and expected to be implemented in November 2017

YRC Freight's Distribution Centers Following Change of Operations


Seattle
Portland
Tracy
Bloomington
Phoenix
Salt Lake City
Denver
Omaha
Kansas City
St. Paul
Chicago
South Bend
Indianapolis
St. Louis
Oklahoma City
Dallas
Houston
San Antonio
Memphis
Nashville
Jackson
Buffalo
Maybrook
Harrisburg
Akron
Hagerstown
Columbus
Richmond
Charlotte
Atlanta
Orlando
8 New Distribution Centers
23 Current Distribution Centers

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1 Plan to continue investing back into the business through combined purchasing and leasing to enhance shareholder value 3 No material long-term debt / facility maturities until 4Q19 2 International Brotherhood of Teamsters memorandum of understanding (MOU) in place through March 2019 Annual wage increases of $0.34 per hour in April in 2017 and 2018 Annual health and welfare benefit contributions increase in August in 2017 and 2018; estimated increase in 2017 is approximately 7% 4 Total federal net operating losses (NOLs) of $741.5 million as of December 31, 2016 that expire between 2028 - 2036 Helps mitigate federal cash income tax payments Forward Looking Considerations

YRCW’s competitive strengths provide a platform for continued improvement and long-term growth GENERATION-SKIPPING TECHNOLOGY PHYSICAL ASSETS NETWORKS PEOPLE Competitive Strengths

Competitive Strengths ~32,000 highly experienced employees throughout North America Average tenure of union employees approximately 15 years Union employee turnover less than 10% Long-term relationships with more than 250,000 customers Experienced senior management with more than 150 years of operating experience PEOPLE

Competitive Strengths Typical LTL driving distance contributes to stable workforce and low turnover YRCW drivers covered over 930 million miles in 2016 The equivalent of more than 166,000 round trips between New York and Los Angeles Active million mile drivers – accident-free 2,094 drivers > 1 million miles 675 drivers > 2 million miles 124 drivers > 3 million miles 24 drivers > 4 million miles 1 driver > 5 million miles 1 driver > 6 million miles PEOPLE

Competitive Strengths NETWORKS Networks include 387 terminals YRC Freight, Holland, Reddaway and New Penn provide service to more than 250,000 customers in all 50 states, Puerto Rico, Canada and Mexico

Competitive Strengths YRC Freight operates a large hub and spoke network Regional carriers operate direct loading and quick sort networks YRCW Totals 387 terminals ~21,000 doors ~14,000 tractors ~45,000 trailers Reinvesting in the business by replenishing the fleet through a combined approach of purchasing and leasing Taken delivery of more than 2,300 new tractors and 4,900 new trailers since the beginning of 2015 PHYSICAL ASSETS

Competitive Strengths Implementing tools for continuous improvement in safety, efficiency, and productivity In-Cab Safety Technology – in service 86 Dimensioners – in service Dock Supervisor Tablets – in service Quintiq Pickup and Delivery Route Optimization Software – full implementation expected in 2018 Pick Up & Delivery Handheld Units – in service GENERATION-SKIPPING TECHNOLOGY Optym Linehaul Route Optimization Software – implemented in 2016

Competitive Strengths The result is award-winning customer service with a flexible supply chain that provides the broadest coverage throughout North America GENERATION-SKIPPING TECHNOLOGY PHYSICAL ASSETS NETWORKS PEOPLE

HOW WE PLAN TO MOVE FREIGHT, OUR COMPANY AND YOUR INVESTMENT FORWARD Strong Industry Position Diversified Business Model Experienced Leadership Team Simplified & Stable Capital Structure Well Positioned Once Capacity Tightens Reinvestment Back Into the Business North American Footprint / Tremendous Asset Base YRCW provides the opportunity to invest in a portfolio of four proud and distinct LTL operating companies

Investor Relations NASDAQ: YRCW WEBSITE: www.yrcw.com COMPANY CONTACT: Tony Carreño Vice President – Investor Relations (913) 696-6108 tony.carreno@yrcw.com

Appendix

Credit Facility Covenants YRCW’s credit ratings as of September 30, 2017: Standard & Poor’s Corporate Family Rating was B- with Stable outlook Moody’s Investor Service Corporate Family Rating was B3 with Positive outlook (a) As amended in July 2017 3.52x LTM as of 3Q 2017

Cash Flow Focused on improving cash flows while simultaneously increasing reinvestment into the Company Millions Millions (a) Free cash flow = operating cash flow less acquisitions of property and equipment, net of disposals

Multi-Employer Pension Plans Contingent Liability Employees covered by collective bargaining agreements Required contributions anticipated to be an average of $1.85(a) per hour in 2017 2017 cash contributions to be approximately $89 million(a) Expense included in EBITDA Not impacted by changes in interest rates Contributions are made to 32 multi-employer pension plans with various levels of underfunding Pension plans are managed by independent trustees If the Company were to withdraw from or there was a termination of all of the multi-employer pension plans, the Company’s portion of the contingent liability would be an estimated $10 billion However…………YRC Worldwide has, and expects to continue, making its required contractual contributions to the multi-employer pension plans thus SIGNIFICANTLY minimizing the potential of any material contingent liability becoming due Additionally, to our knowledge, there are no regulations that would change our average per hour contribution for the remaining term of the Memorandum of Understanding (MOU) as that is contractually agreed to by and between the Company and the individual funds nor are we aware of any regulations that would materially change the status or amount of our contingent liability. As long as we continue to pay what is contractually agreed to, there should be no issue (a) The estimated contribution amount is subject to potential increases under the 2014 MOU Extension Agreement if the Company’s health and welfare contributions made to maintain the current level of health and welfare benefits are less than the health and welfare contribution amounts already negotiated. (a)

Single-Employer Pension Plans Certain employees not covered by collective bargaining agreements Plans closed to new participants effective January 1, 2004 with benefit accrual for active employees frozen effective July 1, 2008 Future funding requirements primarily driven by benefits paid, actuarial gains and losses and company contributions Long-term strategy is to reduce the risk of the underfunded plans On average, the single-employer pension expense from 2014 – 2016 was approximately $21 million, excluding the expense recognition of settlements from lump sum payouts in 2015 (a) Reflects a $12.2 million contribution due in January 2017 that was paid in December 2016 (a) (a)

Key Financial Results

Consolidated ($ in millions)

Third Quarter 2017 Year-Over-Year Revenue Per Shipment and Revenue Per CWT +2.4% +3.2% +0.3% +2.8%

Third Quarter 2017 Year-Over-Year Volume +0.3% +0.7% +4.0% +1.1%

Consolidated Adjusted EBITDA ($ in millions) -$4.1M

Segment Adjusted EBITDA ($ in millions) -$2.7M -$1.5M ($ in millions)

EBITDA Reconciliation - Consolidated

($ in millions)

YRCW Consolidated	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	LTM 3Q 2016	LTM 3Q 2017	3Q 2016	3Q 2017
Reconciliation of net income (loss) to adjusted EBITDA										
Net income (loss)	$ (354.4)	$ (136.5)	$ (83.6)	$ (67.7)	$ 0.7	$ 21.5	$ 5.5	$ (10.8)	$ 13.9	$ 3.0
Interest expense, net	155.7	150.1	163.8	149.5	107.1	103.0	103.8	102.1	25.5	25.9
Income tax (benefit) expense	(7.5)	(15.0)	(45.9)	(16.1)	(5.1)	3.1	(12.1)	0.1	0.5	0.9
Depreciation and amortization	195.7	183.8	172.3	163.6	163.7	159.8	159.6	151.3	40.3	36.7
EBITDA	$ (10.5)	$ 182.4	$ 206.6	$ 229.3	$ 266.4	$ 287.4	$ 256.8	$ 242.7	$ 80.2	$ 66.5
Adjustments for debt covenants:										
(Gains) / loss on property disposals, net	(8.2)	(9.7)	(2.2)	(11.9)	1.9	(14.6)	(10.8)	(0.4)	0.2	1.3
Letter of credit expense	35.2	36.3	33.9	12.1	8.8	7.7	8.2	6.8	1.7	1.7
Restructuring professional fees	44.0	3.0	12.0	4.2	0.2	-	-	2.2	-	-
Nonrecurring consulting fees	-	-	-	-	5.1	-	-	-	-	-
Permitted dispositions and other	6.2	(4.0)	1.7	1.8	0.4	3.0	1.9	2.3	2.2	0.3
Equity based compensation expense	0.6	3.8	5.8	14.3	8.5	7.3	8.0	6.6	1.5	1.3
Union equity awards	14.9	-	-	-	-	-	-	-	-	-
Restructuring transaction costs	17.8	-	-	-	-	-	-	-	-	-
Fair value adjustment of derivative liabilities	79.2	-	-	-	-	-	-	-	-	-
Amortization of ratification bonus	-	-	-	15.6	18.9	4.6	9.1	-	-	-
Non-union pension settlement	-	-	-	-	28.7	-	28.7	-	-	-
Equity Investment Impairment	-	30.8	-	-	-	-	-	-	-	-
(Gains) / loss on extinguishment of debt	(25.8)	-	-	(11.2)	0.6	-	-	-	-	-
Transaction costs related to the issuance of debt	-	-	-	-	-	-	-	6.7	-	6.7
Other, net[(a)]	5.8	(3.1)	(2.9)	(9.7)	(6.2)	2.1	3.9	6.5	(0.3)	3.6
Adjusted EBITDA	$ 159.2	$ 239.5	$ 254.9	$ 244.5	$ 333.3	$ 297.5	$ 305.8	$ 273.4	$ 85.5	$ 81.4

(a) As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA

YRC Worldwide

40

EBITDA Reconciliation - Segment

($ in millions)

YRC Freight Segment	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	LTM 3Q 2016	LTM 3Q 2017	3Q 2016	3Q 2017
Reconciliation of operating income (loss) to adjusted EBITDA										
Operating income (loss)	$ (88.5)	$ (37.3)	$ (31.2)	$ 0.5	$ 18.0	$ 53.2	$ 31.9	$ 37.7	$ 20.8	$ 20.3
Depreciation and amortization	102.9	119.8	109.1	98.0	93.1	90.3	90.5	86.0	22.9	21.1
(Gains) losses on property disposals, net	(10.5)	(9.9)	(3.0)	(15.9)	1.9	(15.7)	(11.8)	(2.0)	-	1.0
Letter of credit expense	28.1	29.6	25.8	8.3	6.1	5.0	5.4	4.4	1.1	1.1
Union equity awards	10.3	-	-	-	-	-	-	-	-	-
Nonrecurring consulting fees	-	-	-	-	5.1	-	-	-	-	-
Amortization of ratification bonus	-	-	-	10.0	12.2	3.0	5.9	-	-	-
Non-union pension settlement charge	-	-	-	-	28.7	-	28.7	-	-	-
Other, net[(a)]	1.4	2.7	4.5	(1.1)	2.1	4.3	5.5	0.5	0.5	(0.9)
Adjusted EBITDA	$ 43.7	$ 104.9	$ 105.2	$ 99.8	$ 167.2	$ 140.1	$ 156.1	$ 126.6	$ 45.3	$ 42.6

Regional Transportation Segment	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	LTM 3Q 2016	LTM 3Q 2017	3Q 2016	3Q 2017
Reconciliation of operating income to adjusted EBITDA										
Operating Income	$ 32.9	$ 70.0	$ 79.9	$ 66.1	$ 85.4	$ 81.3	$ 74.4	$ 75.4	$ 21.9	$ 21.5
Depreciation and amortization	61.6	63.3	63.1	65.8	70.7	69.5	69.1	65.3	17.4	15.6
(Gains) losses on property disposals, net	(2.7)	0.7	0.6	4.0	0.2	1.1	1.1	1.5	0.3	0.3
Letter of credit expense	6.6	6.2	6.8	2.9	2.1	2.5	2.6	2.1	0.6	0.5
Union equity awards	4.6	-	-	-	-	-	-	-	-	-
Amortization of ratification bonus	-	-	-	5.6	6.7	1.6	3.2	-	-	-
Other, net[(a)]	0.1	-	0.1	-	0.8	0.5	1.1	1.2	-	0.8
Adjusted EBITDA	$ 103.1	$ 140.2	$ 150.5	$ 144.4	$ 165.9	$ 156.5	$ 151.5	$ 145.5	$ 40.2	$ 38.7

(a) As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA

YRC Worldwide

41

Free Cash Flow Reconciliation - Consolidated ($ in millions) YRCW Consolidated FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 LTM 3Q 2016 LTM 3Q 2017 3Q 2016 3Q 2017 Net Cash (used) / provided in operating activities (26.0) $ (25.9) $ 12.1 $ 28.5 $ 140.8 $ 103.1 $ 135.4 $ 81.2 $ 38.6 $ 25.7 $ Acquisition of property and equipment (71.6) (66.4) (66.9) (69.2) (108.0) (100.6) (111.6) (96.0) (28.1) (31.9) Proceeds from disposal of property and equipment 67.5 50.4 9.8 20.8 17.5 35.1 28.3 16.9 5.5 1.6 Free Cash Flow (30.1) $ (41.9) $ (45.0) $ (19.9) $ 50.3 $ 37.6 $ 52.1 $ 2.0 $ 16.0 $ (4.6) $